SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2003

Inco Limited

(Exact name of Registrant as specified in its charter)

Canada	1-1143	98-0000676

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	file number)	Identification Number)

145 King Street West, Suite 1500
Toronto, Ontario M5H 4B7

(Address of Principal Executive Offices)

(416) 361-7511

(Company’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 12.     Results of Operations and Financial Condition

     On October 21, 2003, Inco Limited (the “Registrant”) issued a press release covering its results for the third quarter of 2003 ended September 30, 2003. This release included information on the Registrant’s adjusted net earnings and net earnings in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), the principles covering the Registrant’s primary financial statements, for that quarter and the first nine months of 2003 as compared with the corresponding periods of 2002 and a reconciliation of such adjusted net earnings to net earnings in accordance with Canadian GAAP. The press release also provided the Registrant’s guidance for (1) the fourth quarter of 2003 and 2003 full year on production of its principal metals and other key aspects of its operations and nickel unit cash cost of sales after by-product credits and (2) its current estimate of adjusted net earnings per share for the fourth quarter of 2003 based upon the average benchmark prices for nickel and certain other metals and the U.S.-Canadian dollar exchange rate for the fourth quarter of 2003 through October 20, 2003. No reconciliation of this guidance for fourth quarter 2003 adjusted net earnings to a net earnings estimate in accordance with Canadian GAAP was included in this release since the Registrant does not believe it is in a position to predict with any degree of certainty the effect certain items excluded in arriving at the adjusted net earnings estimate and which items would be reflected in any such reconciliation of its adjusted net earnings estimate to a net earnings estimate in accordance with Canadian GAAP could have. The Registrant has also provided in this press release certain sensitivity analyses covering the effect of changes in certain metals prices, exchange rates and costs on adjusted net earnings. A copy of the press release issued by the Registrant is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.     Financial Statements and Exhibits

     The following Exhibit is furnished as part of this Report:

(1)	Exhibit 99

	(99.1)	Press release of the Registrant dated October 21, 2003 covering Registrant’s third quarter 2003 financial and operating results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INCO LIMITED

By:	/s/ Stuart F. Feiner

Stuart F. Feiner
Executive Vice-President
General Counsel and Secretary

Date: October 21, 2003

EXHIBIT INDEX

Exhibit No.	Description		Page

(1)	Exhibit 99

	(99.1)	Press release of the Registrant dated October 21, 2003 covering third quarter 2003 financial and operating results.